Exhibit 99.1

Blucora Announces Amendment and Re-Pricing of Credit Facility
Annual Cash Interest Expense Savings Expected to be Approximately $2.6 Million

IRVING, TX — November 29, 2017 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced that it has successfully completed an amendment to its credit agreement to reduce the interest rate on its $350 million senior secured term loan facility.

The leverage-neutral transaction lowered the interest rate margin by 75 basis points to LIBOR plus 300 basis points from LIBOR plus 375 basis points. The LIBOR floor remains at 1.00%. The reduction in the interest rate, without considering any prepayments of principal, is expected to generate annual cash interest savings of approximately $2.6 million.

"We’re pleased to continue our efforts of the past two years to significantly reduce debt and associated interest expense, while strengthening our balance sheet,” said John Clendening, President and Chief Executive Officer.  “This 75 basis point reduction in interest rate follows a 225 basis point reduction in May and reflects the company’s strong performance.”

There was no change to the maturity of the debt as a result of this repricing amendment, and the term loan facility remains at a B1 / BB- rating. Credit Suisse acted as sole lead arranger on the transaction.

Additional information regarding the terms of the amendment can be found on the Company’s Form 8-K filed with the Securities and Exchange Commission today.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words "anticipate," "believe," "plan," "project," "expect," "future," "intend," "may," "will," "should," "could," "would," "estimate," "predict," "potential," "continue," and similar expressions. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: risks associated with Blucora, Inc.’s (the “Company”) strategic transformation and the successful execution of its strategic initiatives, operating plans and marketing strategies; general economic, political, industry, and market conditions; the Company’s ability to attract and retain productive advisors; the Company’s ability to successfully make technology enhancements and introduce new products and services; information technology and cybersecurity risks; the effect of current, pending and future legislation, regulation and regulatory actions, such as the new Department of Labor rule and any changes in tax laws; dependence on third parties to distribute products and services; litigation risks; the Company’s ability to hire, retain and motivate key employees; the Company’s ability to protect its intellectual property; and financing risks, including risks related to the Company’s existing debt obligations. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Bill Michalek
Blucora Investor Relations
(972) 870-6463